Exhibit 99.1

LEASE AGREEMENT

Between

FAIRWAYS COMMERCIAL INVESTMENTS, L.L.C.,

a Washington limited liability company,

LANDLORD,

and

PETRO STOPPING CENTERS, L.P., a Delaware limited partnership,

TENANT

LEASE AGREEMENT

AGREEMENT OF LEASE made effective as of the 19th day of October, 2005 (the “Effective Date”), by and between FAIRWAYS COMMERCIAL INVESTMENTS, L.L.C., a Washington limited liability company, whose address is 608 East Holland Avenue, Spokane, Washington 99218 (hereinafter referred to as “Landlord”) and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, El Paso, Texas 79905 (hereinafter referred to as “Tenant”).

RECITALS:

WHEREAS, pursuant to that certain Construction Contract dated as of                     , 2005 (the “Construction Contract”), between Landlord and Vandevert Construction, Inc. (the “Contractor”), Landlord is constructing the Premises, as defined herein, for the benefit and to the specifications of the Tenant, and as part of that Construction Contract, Landlord and Tenant hereby enter into this Lease Agreement, to become effective and commence when Tenant takes possession of the Premises, all as set forth herein; and

WHEREAS, certain terms and provisions of this Lease Agreement cannot be determined by Landlord and Tenant until construction of the Improvements is complete, and those terms and provisions will be referenced in the First Addendum in substantially the form attached hereto as Exhibit D, and made part hereof, to be agreed to and executed by Landlord and Tenant prior to Tenant taking possession of the Premises.

WITNESSETH:

That Landlord, in consideration of the rents and covenants herein set forth, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises hereinafter described, upon the following terms and conditions:

ARTICLE 1

BASIC LEASE PROVISIONS

SECTION 1.01 BASIC LEASE PROVISIONS

(A) Location of Premises: The Premises, as described herein, are located adjacent to the interchange between Interstate Highway 90 and State Highway 902, Spokane County, Washington, situated on the real property described on Exhibit A attached hereto and made a part hereof, together with the buildings and all other improvements thereon.

(B) Premises: The “Premises” consist of the real property described on Exhibit A, containing approximately 20.45 acres of land, more or less, and all easements, rights of ingress and egress, rights-of-way and appurtenances thereto and all parking areas used or useful in connection therewith (the “Real Property”), and all improvements and buildings situated thereon, including without limitation the fueling facilities, all restaurant and food service facilities, travel store, signage, lighting, landscaping, on-site utility connections, convenience store, truck repair and lube maintenance facility and all paved surfaces which have been constructed upon the Real Property (collectively, the “Improvements”), and all Equipment (as hereafter defined) situated on the Real Property and in, on, under and about the Improvements. The Premises does not include items of Tenant Property (as hereinafter defined), business inventories, including fuel inventory, inventory held for sale to the public, furniture, fixtures and equipment.

(C) Initial Term: Fifteen (15) years.

(D) Options to extend Term: Three (3) consecutive renewal options of five (5) years each (each a “Renewal Term”), subject to the provisions of Section 2.02 hereof.

(E) Rent: During the Initial Term and all Renewal Terms of this Lease, Rent shall be paid in the amount set forth in the First Addendum, to be calculated as an 8.9% annual return on all the cost of the Premises (the “Total Cost”) including (i) Two Dollars and Fifty Cents ($2.50) per square foot value on the land, which is Two Million Two Hundred Twenty-Seven Thousand One Hundred Ninety Dollars and No Cents ($2,227,190.00), (ii) hard cost of Improvements, (iii) site work, and (iv) all soft costs related to this project (but not including any Tenant Property), said Rent being payable in equal monthly installments as set forth in Article 5 herein. The Total Cost to be used in calculating the Rent, and for purposes of calculating the Purchase Price in Section 21(C), shall not exceed Ten Million Two Hundred Thousand and No Cents ($10,200,000.00). The Rent shall not be adjusted during the Initial Term. Thereafter, beginning in the first Renewal Term of this Lease, the Rent shall be adjusted upward annually at the rate of two percent (2%) per year over the previous year, with such adjustment taking effect at the beginning of, and applied to, the First Renewal Term beginning with year 16 of this Lease, and each subsequent adjustment taking effect on the annual anniversary of the Commencement Date.

ARTICLE 2

DEMISE AND TERM

SECTION 2.01: PREMISES

(A) Real Property. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, including all of Landlord’s right, title and interest in and to the Real Property and the Improvements thereon as shown on Exhibit A, and including the underground storage and other tanks, the related islands, pumps, dispensers and other equipment (the “USTs”) made a part of the Premises as part of the construction thereof by Landlord.

(B) Equipment. Landlord leases to Tenant, and Tenant leases from Landlord, all Equipment made part of the Improvements or attached thereto as real property including the air conditioning and heating equipment and other mechanical systems installed by Landlord as part of the construction of the Improvements (sometimes herein, the “Mechanical Equipment”). A list of the Equipment shall be appended as Schedule 1 to the First Addendum and become a part hereof.

(C) Tenant Property. Other than the Equipment which is part of the Premises subject to this Lease Agreement, all other items of personal property used or useful by the Tenant in the operation of Tenant’s travel center business at the Premises shall be supplied by and owned by

Tenant, including all furniture, trade fixtures, equipment, tools, business inventory, fuel inventory, supplies, retail inventory, and machinery (the “Tenant Property”). Landlord shall have no obligation or duty with regards to the Tenant Property, and shall have no ownership right or interest therein.

(D) Quiet Enjoyment. Upon Tenant paying Rent and performing all of the covenants and conditions set forth herein, Landlord hereby covenants and agrees that Tenant will peacefully and quietly have, hold and enjoy the Premises and Equipment for the Term herein provided.

(E) Use of Premises. Tenant may use the Premises solely for the operation of a full-facility truck/auto travel center operated consistent with the operation of the other truck/auto travel centers in Tenant’s national network, including substantially the same days and hours of operation, and for such other uses commercially related thereto as Tenant determines from time to time.

SECTION 2.02: INITIAL TERM DATE; RENEWAL OPTIONS.

(A) The Initial Term of this Lease shall commence upon Tenant’s occupancy of the Premises, and that date (the “Commencement Date”) shall be set forth in the First Addendum. In any event, Landlord agrees to make the Premises available for delivery to Tenant so that the Commencement Date shall not be later than June 1, 2006 or as otherwise set forth in Section 25.02 below. The Initial Term of this lease shall expire fifteen (15) years after the Commencement Date. If Tenant exercises its options to extend, each Renewal Term shall begin on an anniversary date of the Commencement Date.

(B) Landlord hereby grants to Tenant, in addition to the Initial Term, the option to renew this Lease for three (3) additional terms of five (5) years each (each a “Renewal Term”), subject to and on the same terms and conditions contained herein, except for Rent, which shall be adjusted as provided in Section 1.01(E), provided that Tenant is not in default under the terms of this Lease at the time of exercise of each of such Renewal Terms. Each Renewal Term shall be exercised automatically unless Tenant provides Landlord with written notice of Tenant’s intention not to extend this Lease not less than 180 days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

SECTION 2.03: MEMORANDUM OF LEASE. Each of the parties hereto agrees to promptly, upon the Commencement Date, execute and record the Memorandum of Lease and Option to Purchase attached hereto as Exhibit B which shall be recorded in the real estate records of Spokane County, Washington.

SECTION 2.04: EFFECTIVE DATE. Notwithstanding anything to the contrary contained herein, including without limitation that the Commencement Date may be subsequent to the Effective Date of this Lease, it is the intention of Landlord and Tenant that this Lease be effective between the parties as of the Effective Date and that as of such date, that each of Landlord and Tenant have their respective rights and obligations hereunder, subject to those terms and provisions set forth in the First Addendum.

ARTICLE 3

REAL PROPERTY IMPROVEMENTS

Tenant acknowledges and agrees that Tenant has, or upon the Commencement Date, will have, inspected the Improvements (including the HVAC, plumbing, electrical, mechanical and other component systems) and as a result of such inspection, Tenant acknowledges that the same are in good operating condition, order and repair, conform with the requirements of the Construction Contract, and are capable of being used in Tenant’s business without present need for repair or replacement.

ARTICLE 4

EQUIPMENT

SECTION 4.01: USE AND MAINTENANCE.

(A) Tenant acknowledges and agrees that Tenant has, or upon the Commencement Date, will have, inspected the Equipment and as a result of such inspection, Tenant acknowledges that the same (i) is in operating condition, order and repair in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees, (ii) is capable of being used in the Tenant’s business without present need for repair or replacement, (iii) conforms in all material respects with all applicable legal requirements, (iv) conforms with the requirements of the Construction Contract, and (v) in the aggregate provides the capacity to enable Tenant to engage in commercial operation in the Tenant’s business on a continuous basis (subject to normal maintenance and repair outages in the ordinary course).

(B) During the Term of this Lease, Tenant shall use the Equipment in the conduct of Tenant’s business and in compliance with all applicable laws.

(C) Subject to the provisions of subparagraph (D) below Tenant, at its expense, will repair and maintain the Equipment in good condition, ordinary wear and tear and damage by casualty and condemnation excepted. Landlord shall make available to Tenant any warranties relating to the Equipment and Landlord shall reasonably cooperate with Tenant to assure that any warranty claims are timely and adequately made with respect to the repair and maintenance of the Equipment.

(D) In the event that during the Term of this Lease the Equipment, or any portion thereof, shall become obsolete, inoperable, unusable, unfit for use or out of repair, or should Tenant otherwise desire to replace any portion of the Equipment, Tenant shall do so such that at all times during the Term of this Lease the quantity and quality of the Equipment shall be sufficient for operation of the Tenant’s business substantially as operated on the Commencement Date. Any such Equipment as described in the preceding sentence shall be referred to as the “Replacement Equipment”. Except for the notice hereinafter provided, and provided Tenant replaces such Equipment with Replacement Equipment of at least equal value and of equal usefulness in the operation of the Business and the Premises, subject to the provisions in Section (E) hereof, Tenant shall be free to dispose of such Equipment as Tenant chooses.

(E) Upon the expiration of the Initial Term and all applicable Renewal Terms of this Lease, and provided the Option to Purchase (as defined in Section 21 hereof) has not been exercised, Tenant shall relinquish or convey, as applicable to Landlord at the Premises the right to possession and use of the remaining Equipment originally leased hereunder from Landlord to Tenant, plus any Replacement Equipment installed by Tenant, such remaining Equipment and Replacement Equipment to then be in workable condition, ordinary wear, tear and obsolescence and damage by casualty (but only to the extent Landlord receives insurance proceeds therefor) and condemnation excepted, and Tenant shall leave the Premises as an operational facility; provided that: (i)Tenant shall have the right to remove any Equipment bearing its trade or service marks (the “Marks”) so long as such items are replaced by Tenant so that the Premises remain operational, substantially as operated as of the termination date; and (ii) Tenant shall have the right to remove all of its Tenant’s Equipment and, without any obligation whatsoever to replace any such items of Tenant’s Equipment in or on the Premises. Upon termination of this Lease, Landlord and Tenant shall conduct an inventory of the Equipment and the parties shall make a good faith reasonable adjustment for any discrepancies between the Equipment as described on Schedule 1 to the First Addendum and such final inventory, with Tenant compensating Landlord for the cost of replacing any missing or damaged items with items of comparable condition.

(F) The Tenant Property is not part of the Equipment subject to this Lease Agreement and Landlord shall have no obligation or duty with regards thereto, and shall have no ownership right or interest therein.

ARTICLE 5

RENT

(A) During the Initial Term and any exercised Renewal Term of this Lease, Tenant shall pay to Landlord at the address herein provided, the Rent as set out in Section 1.01 (E) above, and as more fully set forth in the First Addendum, in equal monthly installments in advance, commencing on the Commencement Date and thereafter on the first day of each month during the Term of this Lease. Rent for any partial month during any Term shall be prorated. In this regard if the Commencement Date is on a date other than the first day of a month, then the first Rent payment shall be the sum of (i) the prorated Monthly Rent amount from the Commencement Date through the last day of the applicable month in which the Commencement Date occurs, and (ii) the entire amount of Monthly Rent for the next succeeding calendar month.

(B) In the event an installment of Rent is not received by Landlord within fifteen (15) days of the date due, then a late fee equal to five percent (5%) of the late installment of Rent shall be due in addition to the ordinary Rent.

ARTICLE 6

TAXES AND ASSESSMENTS

(A) Except as provided below, during the Term of this Lease, Tenant agrees to pay, before they become delinquent, all real estate taxes, special assessments, and other governmental charges (“Real Estate Taxes”) which may be lawfully levied upon or against the Premises described herein and all use, personal property and ad valorem taxes and assessments imposed by reason of use or operation of the Equipment (the “Personal Property Taxes” and together with the Real Estate Taxes, the “Taxes”), provided that Tenant’s obligation for Taxes shall be equitably adjusted for any portion of the Term of this Lease which does not include an entire tax year. Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Landlord, its successors or assigns, in connection with the operation of the Premises, Equipment or otherwise.

(B) Immediately upon receipt of any tax bill, statement or assessment with respect to the Taxes owing in connection with the Premises, Landlord shall furnish to Tenant such tax bill, statement or assessment, and if applicable, with a calculation prorating Tenant’s and Landlord’s respective Tax obligations.

(C) Subject to the prior written consent of Landlord, not to be unreasonably withheld or delayed, and the requirements of any lender having a mortgage or deed of trust encumbering the Premises or the Real Property (“Landlord’s Lender”), Tenant shall have the right to contest the amount of any Taxes for which Tenant is obligated to pay under the terms of this Lease, and Landlord hereby covenants and agrees to cooperate with Tenant in all respects with regards thereto.

ARTICLE 7

LANDLORD’S COVENANTS AND RESTRICTIONS

SECTION 7.01: LANDLORD’S COVENANTS AND RESTRICTIONS. Except as provided in Article 23, Landlord hereby covenants and agrees that, during the Term hereof, Landlord shall not lease, or permit to be leased, used or occupied any space within the Premises, and that the lease of the Premises to Tenant is exclusive of the right of possession of all other parties claiming by or under Landlord.

SECTION 7.02: OPERATION OF PREMISES. Landlord covenants and agrees that the sizes, location and arrangements of the Improvements and parking areas (including traffic circulation, ingress, egress and flow patterns) existing as of the Commencement Date will not be changed by Landlord without prior consultation with Tenant and Tenant’s written consent, except that such written consent shall not be required for changes required by governmental authorities.

ARTICLE 8

WARRANTIES AND REPRESENTATIONS

SECTION 8.01: REPRESENTATIONS AND WARRANTIES OF LANDLORD.

Landlord represents and warrants to Tenant that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Commencement Date as if made on and as of those respective dates.

(A) Organization of Landlord. Landlord is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington and is authorized to conduct its businesses as presently conducted. Landlord has heretofore delivered to Tenant complete and correct copies of its Articles and in effect on the date hereof.

(B) Consents, Authorizations and Binding Effect.

(1) Landlord has authorized the transaction contemplated herein and Landlord may execute, deliver and perform this Lease without the necessity of Landlord obtaining any consent, approval, authorization or waiver or giving any notice or otherwise.

(2) This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against it in accordance with its terms except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.

(3) The execution, delivery and performance of this Agreement by Landlord does not and will not: (i) constitute a violation of its Articles of Incorporation and Bylaws, as amended; (ii) result in any lien against the Premises; (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Landlord or the Premises or the business of Landlord; or (iv) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement, loan agreement or other agreement with any lender, lease, mortgage, deed of trust, commitment, license, franchise, permit, authorization or any other instrument or obligation to which Landlord is a party or by which their respective assets are bound, or an event which with notice, lapse of time, or both, would result in any such conflict, breach, default or right.

(C) Title and Condition.

Landlord has good and marketable title to the Premises, and Landlord has not leased, licensed, transferred or otherwise conveyed the Premises except to Tenant pursuant to this Lease and is not aware of any leases, licenses, restrictions, restrictive covenants and rights-of-way) other than permitted encumbrances described on Exhibit C attached hereto and made a part hereof (the “Permitted Encumbrances”). Tenant may, at Tenant’s expense, obtain a Lessee’s Policy of Title Insurance from a title company of Tenant’s choice in Spokane County, Washington, which policy shall be issued subject only to the Permitted Encumbrances.

SECTION 8.02: REPRESENTATIONS AND WARRANTIES OF TENANT.

Tenant represents and warrants to Landlord that the following are true and correct on the Effective Date and will be true and correct through the Commencement Date as if made on and as of that date:

(A) Tenant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing as a foreign limited partnership in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted except where the failure to be qualified would not have a material adverse effect. Tenant has the partnership power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted. Tenant, upon request, will provide copies of its Partnership Agreement to Landlord.

(B) Tenant may execute, deliver and perform this Lease without the necessity of Tenant obtaining any consents, approval, authorization or waiver or giving any notice or otherwise, except for the authorization of the Board of Directors of Tenant referenced in paragraph (D) below and such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given.

(C) The execution, delivery and performance of this Lease do not and will not (1) constitute a violation of the Partnership Certificate or Partnership Agreement of Tenant; (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Tenant; or (3) constitute a default under any contract to which Tenant is a party.

(D) This Lease has been duly authorized by the Board of Directors of Tenant and constitutes the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.

ARTICLE 9

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

AGREEMENT, ESTOPPEL LETTERS

SECTION 9.01: SUBORDINATION. This Lease, and the lien thereof, shall not be subordinated to the lien of any ground lease or mortgage or deed of trust (irrespective of the execution or recordation date thereof), placed upon the Premises and/or Equipment unless the Tenant shall first execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant, acting reasonably.

SECTION 9.02: ATTORNMENT. In the event of (i) a transfer of Landlord’s interest in the Premises and/or Equipment or (ii) any proceeding brought for the termination or foreclosure of, or the exercise of the power of sale under any mortgage or deed of trust affecting the Premises and/or Equipment or any ground or underlying lease made by Landlord, then and in any of such events,

Tenant shall attorn to and recognize the purchaser or the transferee of Landlord’s interest as Landlord under this Lease for the balance then remaining of the Lease, providing said purchaser or transferee shall agree to accept such attornment and to undertake and be bound by all of the terms and conditions of this Lease and such purchaser or transferee first shall execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant, acting reasonably. In the event of any such transfer, Landlord shall be released from all liability under this Lease accruing after the date thereof.

SECTION 9.03: ESTOPPEL LETTER. Tenant and Landlord each agree that, within thirty (30) days after written request to provide to the other, or its mortgagee, beneficiary or purchaser, an estoppel letter certifying to the best of its knowledge whether this Lease is in full force and effect, that this Lease has not been amended or modified except as noted in the letter, the amount of annual rent paid and the date to which rents have been paid.

SECTION 9.04: COOPERATION. Tenant agrees to cooperate with Landlord should Landlord desire to refinance the Leased Premises; provided however that such refinancing does not materially impact Tenant’s leasehold estate, and Tenant is assured of continued rights to the Leased Premises under the terms of this Lease.

ARTICLE 10

FORCE MAJEURE

If Landlord or Tenant shall, as a result of any force majeure, fail to timely perform any obligation to be performed under this Lease (excluding the payment of rent or any other sum due under this Lease), then such failure shall be excused and shall not be deemed to be a breach of this Lease by the party in question, and the time allotted said party to so perform its obligation shall be extended by a period equal to the time such delay continues. The affected party’s performance shall be diligently commenced and carried to completion when the force majeure ends. As used herein, force majeure shall mean complete inability to obtain labor or materials (or reasonable substitutes therefor), acts of God (other than those covered by insurance), enemy or hostile governmental action, civil commotion, or other similar causes, which continue unabated for a period in excess of sixty (60) days.

ARTICLE 11

ALTERATIONS BY TENANT — MECHANICS’ LIENS

SECTION 11.01: ALTERATIONS. After the Commencement Date, Tenant shall have the right to make any and all alterations, modifications, improvements and additions (collectively, “alterations”) to the finished Premises, as Tenant desires, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

SECTION 11.02: LANDLORD’S ALTERATIONS. Except as may be required by law, Landlord agrees that it will make no changes, alterations or additions to the Premises, including the Improvements thereon, nor take any action which reduces the parking areas or which alters in any way the access to such parking areas or to the Premises from that which exists as of the Commencement Date, without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

SECTION 11.03: MECHANIC’S LIENS. Tenant will pay or cause to be paid all charges for all of its alterations (if any) and for all other work done by Tenant on or about the Premises during the Term of this Lease and will not suffer or permit any mechanic’s, materialmen’s, or similar liens for labor and materials furnished to the Premises during the Term of this Lease by or on the account of Tenant. If any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by applicable law within thirty (30) days of the filing thereof. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, in its name or in the name of the Landlord, or both, to contest any such lien, provided the Tenant shall provide a bond or other security sufficient to protect Landlord’s interest in the Premises and complies with any requirements of Landlord’s Lender with respect to the contest and/or removal of mechanic’s liens.

ARTICLE 12

MAINTENANCE AND REPAIR OBLIGATIONS

It is the intent of the parties hereto that after the Commencement Date, this Lease, except as otherwise expressly stated in this Lease, be, is and shall be construed as a “net lease” and under no circumstances or conditions, whether now or hereafter existing, or whether within or beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any obligation or liability hereunder except as otherwise expressly set forth and Tenant agrees that Tenant shall pay all costs, charges and expenses of every kind and nature whatsoever against or in connection with the Premises and the Equipment which arise or become due during the Term of this Lease, and which, except for this Lease would have been payable by Landlord, excluding, however, additionally, any income taxes of Landlord or any amounts payable under any loans secured by Landlord’s interest in the Premises. Tenant agrees that during the Term of this Lease, Tenant will keep and maintain in good order, condition and repair the Premises and every part thereof, including, without limitation, structural repairs, repairs in the nature of capital or long-term improvements and repairs or alterations necessary to comply with all federal, state and local laws, all in order to keep the Premises and every part thereof in substantially the same condition as at the commencement of this Lease, but in all cases excluding ordinary wear and tear and damage by fire, the elements, casualty (but only to the extent covered by insurance) or condemnation, including, without limitation, the roof, the exterior and interior portions of the Premises, all common areas, parking areas, landscaping, fixtures, interior walls, floors, ceilings, signs, wiring, heating, air conditioning and electrical systems, sprinkler systems, building appliances and similar equipment, all plumbing and sewage facilities including the free flow up to the main sewer line.

ARTICLE 13

UTILITIES; SECURITY

SECTION 13.01: ELECTRICITY, GAS, WATER AND SEWER. All utility expenses for the Premises shall be paid by Tenant.

SECTION 13.02: INTERRUPTION OF UTILITY SERVICE. Landlord shall not be liable in the event utility service to the Premises is interrupted by fire, riot, accident, strikes or any other similar cause beyond Landlord’s control, except as may be occasioned by Landlord’s negligence, bad faith and willful misconduct, and Landlord agrees to cooperate in the prompt restoration of any such interrupted service. Upon request, Tenant will provide Landlord evidence of payment for utility services.

ARTICLE 14

OBSERVANCE OF LAWS, REGULATIONS, ETC.

SECTION 14.01: TENANT’S OBLIGATIONS. Tenant agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force applicable to the conduct of its operations upon the Premises or the use or occupancy of the Premises or the Real Property. Tenant shall notify Landlord of any release at or from the Premises of any Materials of Environmental Concern (as defined in Section 22.01 below) within ten (10) days after Tenant obtains knowledge thereof. Further, Tenant shall notify Landlord after it has received from any governmental body any notice of violation of any Environmental Law (as defined in Section 22.01 below) or any other notification of any incident, situation, or condition that could result in an environmental claim at or in connection with the Premises.

SECTION 14.02: LANDLORD’S OBLIGATION. Landlord hereby covenants and agrees to make, or cooperate with Tenant in making, all applications, filings and renewal requests as may be necessary to maintain the underground storage tanks on the Real Property (the “USTs”) in compliance with all applicable laws, including Environmental Laws, provided however that Tenant shall pay or reimburse to Landlord any filing or license renewal fee in connection therewith.

ARTICLE 15

ASSIGNMENT

SECTION 15.01: ASSIGNMENT OR SUBLETTING. So long as Tenant is not then in material default of the terms of this Lease, Tenant may assign Tenant’s interest under this Lease, in whole or in part, or sublease any interest in and to the entire Premises only with the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed, upon giving Landlord at least thirty (30) days prior written notice of such intention of assignment or sublease. In addition, Tenant may, without Landlord’s consent, license or sublease kiosk or vendor spaces to service providers within the Premises, or otherwise sublease portions of the Premises (but not the entire Premises), consistent with the operation of the other truck/auto travel centers in Tenant’s national network.

SECTION 15.02: RELEASE OF LIABILITY. Should Tenant make any permitted assignment or enter into a sublease in accordance with the provisions of Section 15.01 above, Tenant shall not be released from its obligations or any liability under this Lease, without obtaining the prior written consent of Landlord.

SECTION 15.03: LEASEHOLD MORTGAGES. Tenant may execute and deliver one or more mortgages, deeds of trust or other leasehold security agreements (“Leasehold Mortgages”) without consent of Landlord, in favor of any lender to Tenant (a “Leasehold Lender”) provided, however, that no Leasehold Lender or the purchaser of Tenant’s interest at a foreclosure sale, deed or assignment in lieu of foreclosure or otherwise shall be entitled to become the tenant under this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to refuse to grant such consent if the experience and reputation of the proposed assignee in operation of businesses similar to the Tenant’s business is not substantially similar to that of Tenant on the date hereof. Landlord agrees to provide to any such Leasehold Lender notice of an event of default hereunder and provide such Leasehold Lender the same opportunity to cure such default as Tenant is herein provided. Upon request, Landlord agrees to acknowledge its consent to such Leasehold Mortgage in writing to such Leasehold Lender.

ARTICLE 16

INSURANCE AND SUBROGATION

(A) During any applicable Term of this Lease, Tenant agrees to maintain policies of insurance as follows:

(1) Insuring the Premises and Equipment which are now or shall hereafter constitute a portion of the Real Property against loss or damage by fire, and against such other risks of a similar or dissimilar nature as shall be insurable against under present or future forms of special form property insurance policies available to the owners of property similar to the Premises in Spokane County, Washington, including vandalism, malicious mischief and replacement cost endorsements. Such insurance shall in no event be for less than the full replacement cost of the Premises and the Equipment.

(2) Rental value and/or business interruption insurance in an amount of not less than one year’s Rent under this Lease.

(3) Commercial general liability insurance assuring against loss, damage or liability for injury or death to persons and loss and damage to property occurring from any cause whatsoever upon, in or about the Premises in the amount of not less than TWO MILLION FIVE HUNDRED AND NO/DOLLARS ($2,500,000.00) per occurrence. The minimum limits of the liability policy of insurance shall in no way limit or diminish Tenant’s indemnity liability under this Lease.

(4) Workers’ compensation insurance as and if required by local law.

(5) Flood and earthquake insurance in form and substance satisfactory to Landlord.

(6) Such other insurance (or increased limits) which is customarily carried by prudent operators of businesses similar to the Tenant’s business after the date of this Lease or which may be reasonably required by Landlord’s lender from time to time.

(B) All insurance provided for herein shall be effected under valid and enforceable policies, in form and substance then standard in Washington and satisfactory to Landlord, issued by insurers of recognized responsibility approved of by Landlord. Upon the execution of this Lease, and thereafter thirty (30) days prior to the expiration dates of expiring policies theretofore furnished hereunder, originals of the policies, together with evidence that the premiums therefor have been paid, shall be delivered to Landlord. Without limiting the generality of the foregoing, all such policies shall contain an agreement by the insurers that such policies shall not be canceled or modified without at least thirty (30) days prior written notice to Landlord and to such other parties, including Landlord’s lender, as Landlord may designate to such insurers in writing from time to time including complete address and contact information, and shall provide that any loss shall be payable to Landlord notwithstanding (i) any act or negligence by Tenant or any lessee or other occupant of the Premises which might otherwise result in forfeiture of said insurance, (ii) use of all or any portion of the Premises for purposes more hazardous than permitted by such policy, (iii) any sale or other proceeding pursuant hereto or (iv) any change in title to or ownership of the Premises or any portion thereof. All insurance with respect to damage or destruction to the Property shall provide that the proceeds thereof shall be payable to Landlord or Landlord’s Lender, if so required, and all other insurance shall name Tenant and Landlord and such other parties as Landlord may designate as the insureds thereunder, as their respective interests may appear. All proceeds payable by reason of loss under any insurance policy provided for herein shall be paid to Landlord and applied as provided in this Lease.

(C) Tenant may effect any insurance required pursuant to the terms hereof pursuant to blanket policies provided that the protection afforded pursuant to such policies with respect to the Premises shall not be less than that which is required pursuant to the terms hereof for a separate policy or policies. In the event of blanket insurance, Tenant shall not be required to deliver to Landlord originals of said policies but need only deliver copies thereof, certified by the insurance broker to be true, correct and complete.

(D) To the extent obtainable, each casualty and liability insurance policy obtained and maintained by either Landlord or Tenant with respect to the Premises and Equipment shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Tenant for losses covered by such policies.

(E) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same is covered by Landlord’s insurance and the proceeds are actually received, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Tenant, its directors, officers, partners, servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same is covered by Tenant’s insurance and the proceeds are actually received, notwithstanding that such loss, injury or damage may result from the negligence or fault of Landlord, its partners, officers, servants, agents, or employees.

ARTICLE 17

DAMAGE AND DESTRUCTION

SECTION 17.01: DAMAGE TO PREMISES. In the event, at any time after the execution of this Lease, the Premises or any part thereof shall be damaged or destroyed by fire, riot, war, explosion, the elements or any other cause or casualty, then this Lease shall continue in full force and effect and Landlord, at its sole cost and expense, shall promptly commence and diligently pursue the restoration of the same to its condition existing prior to the damage or destruction. Landlord’s obligations to restore the Premises shall be limited to the amount of the insurance proceeds recovered by the Landlord, provided however, that if the Premises are substantially damaged, destroyed or rendered untenantable for their accustomed uses by a casualty not covered by insurance, Landlord shall have the right to terminate this Lease, effective as of the date of such casualty.

SECTION 17.02: RESTORATION WORK. All restoration work required to be performed by Landlord under this Article 17 shall be done by a contractor acceptable to Landlord and Tenant, and shall be done in a first class manner, using only new materials, and in accordance with all applicable laws. All insurance proceeds shall be made available to Landlord for purposes of completing such restoration work. Landlord shall submit to Tenant the plans and the timetable for completion of the restoration work within forty-five (45) days of the date of the damage, casualty or destruction, and Tenant shall have forty- five (45) days within which to approve or make modifications to the same. Landlord shall commence such restoration work within ninety (90) days following the approval by Tenant and thereafter shall diligently pursue such restoration work to completion. Rent shall not abate during the period of time from when such damage and destruction occurs until satisfactory completion of the restoration of the Premises. Notwithstanding anything to the contrary herein, in the event Landlord fails to complete the restoration work substantially in accordance with the agreed upon plans and construction timetable, Tenant may upon written notice to Landlord terminate this Lease, effective as of the date of such casualty, destruction or damage, in which event the Rent and other charges hereunder shall be prorated as of the date of such casualty, destruction or damage.

ARTICLE 18

CONDEMNATION

SECTION 18.01: ENTIRE OR PARTIAL TAKING OF THE PREMISES. Should the entire Premises be taken by any public authority by the exercise of any right of eminent domain or in condemnation proceedings, or by transfer under a reasonable threat of condemnation, the Term hereof shall cease and terminate as of the earlier of the date when possession is taken by or title vests in the condemning authority (“Taking Date”). Except as provided in Section 18.02, should only a part of the Premises be taken by or transferred to any public authority, then the Term hereof shall cease and terminate only as to the part taken on the Taking Date. Rent, and any other charges due hereunder, shall be paid only to the Taking Date. In the event of a partial taking or transfer, a pro rata abatement of rent and any other charges due hereunder shall be effected as of the Taking Date for the balance of the Term of this Lease.

SECTION 18.02: PARTIAL TAKING AND TERMINATION. In the event of a partial taking or transfer, as provided in Section 18.01, if the remaining portion of the Premises is of such reduced shape or area as to materially restrict the use, possession or operation of the Premises, then Tenant reserves the right to terminate this Lease, at Tenant’s sole and reasonable discretion, without liability therefor, at any time after the Taking Date, by ninety (90) days written notice to Landlord, and upon such termination date, this Lease shall cease and terminate.

SECTION 18.03: PARTIAL TAKING — NO TERMINATION. If this Lease is not terminated by Tenant pursuant to Section 18.02, it shall continue in force as to the remaining portion of the Premises. Commencing on the Taking Date and continuing for the remainder of the Term of this Lease, or for the duration of the taking or transfer, if less than the entire remaining Term, Rent shall abate and all other charges shall be reduced in proportion to the area of the Premises so taken. Landlord agrees to promptly commence and thereafter diligently pursue repairs, restoration and all improvements necessary to make the remaining portion of the Premises constitute a complete architectural unit containing like facilities (to the extent feasible giving the size of the remaining portion of the Premises) as previously furnished. Should Landlord fail for any reason whatsoever, within or beyond Landlord’s control (including any force majeure) to diligently pursue and to complete said repairs, restoration and all other improvements as herein stated on or before one hundred eighty (180) days subsequent to the Taking Date, then Tenant shall have the right at any time to cancel this Lease upon ten (10) days written notice to Landlord.

SECTION 18.04: LANDLORD’S AND TENANT’S AWARD. Tenant shall be entitled to submit a claim for and to receive an allowance or award for loss of business or depreciation to, damage to or cost of removal of, or for value of trade fixtures, leasehold improvements, furniture and other personal property belonging to Tenant, and any other loss, damage, or claim allowed to Tenant by law.

ARTICLE 19

SIGNS

Tenant hereby is granted the right, in conformity with the requirements of applicable law, to erect such signs in, on, or about the Premises as Tenant may desire. Landlord, upon request, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant may remove, replace, or alter all sign(s) at any time and from time to time, provided that Tenant shall repair any material damage resulting therefrom.

ARTICLE 20

DEFAULT

SECTION 20.01: TENANT’S DEFAULTS. Tenant shall be deemed to be in default hereunder if: (i) Tenant fails to pay the Rent or other charges on the date due and such failure continues for thirty (30) days after written notice from Landlord thereof; or (ii) Tenant fails to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice from Landlord thereof. In any of such events, Landlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises, or any part thereof, and repossess the Premises and Equipment, and expel Tenant and those claiming through or under Tenant and remove Tenant’s effects, all without force or breach of the peace, and without prejudice to any remedies which might otherwise be permitted for default under this Lease, and upon entry as aforesaid, Landlord may either (a) terminate this Lease in which event Landlord shall be entitled to recover from Tenant the unpaid rent which has been earned at the time of termination, plus the amount by which the unpaid rent which would have been earned for the balance of the term exceeds the amount such rental loss that the Tenant proves could have been reasonably avoided, plus any other amount necessary to compensate Landlord for all the damages proximately caused by Tenant’s failure to perform its obligations under this Lease; or (b) without terminating this Lease, make such alterations and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion my deem advisable, and all rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any cost or expense of such reletting including the costs of any alterations, and third, to the payment of rent due and unpaid hereunder, and being understood that if such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same calculated and paid monthly notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior material default or breach.

SECTION 20.02: LANDLORD’S DEFAULT. In the event Landlord fails to perform or observe any term or condition contained in this Lease within thirty (30) days after written notice from Tenant, or in such time as may be otherwise provided herein, Tenant may but shall not be obligated to (a) cancel this Lease upon written notice to Landlord if the failure is material, (b) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (c) perform any obligation or duty of the Landlord which the Landlord refuses or neglects to perform, and in any such event, Tenant may notify Landlord of the cost and expense thereof in which event Landlord shall, upon demand, immediately reimburse Tenant for said cost and expense, and in the event Landlord fails to reimburse Tenant within thirty (30) days of the demand therefore, Tenant shall be entitled to offset such amounts against future installments of Rent as the same become due, so long as such amounts are not being contested in good faith, and/or (d) pursue any other remedies available at law or in equity.

SECTION 20.03: CURE OR STAY OF DEFAULT. In the event the default of Landlord or Tenant cannot be cured within the grace periods provided in Section 20.01 or 20.02, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

ARTICLE 21

OPTION TO PURCHASE

In consideration of the Rent to be paid during the term of this Lease by Tenant to Landlord, Tenant is hereby granted the exclusive option to purchase (the “Option to Purchase”) the Premises as set forth in this Article 21. The term “Option to Purchase” means the exclusive right to collectively purchase all of the Premises, Real Property, Improvements, and the Equipment.

(A) Exercise of Option to Purchase. Provided Tenant is not then in material default under this Lease, Tenant may exercise its Option to Purchase effective at any time on or following the fifteenth (15th) anniversary of the Commencement Date. At the end of the Initial Term of this Lease Agreement, if Tenant has not elected to exercise its first Renewal Term, Tenant may exercise its Option to Purchase not less than 90 days prior to the expiration of the Initial Term, to be effective upon such expiration of the Initial Term. During any Renewal Term, Tenant may exercise its Option to Purchase at any time by giving Landlord not less than 90 days prior notice of such exercise, to be effective on the date set forth in such notice, but in no event later than the 90th day thereafter. All notices of Tenant’s exercise of its Option to Purchase shall be given, in writing, and delivered to Landlord as set forth in Section 24.01. Closing of the purchase of the Premises pursuant to Tenant’s exercise of its Option to Purchase shall take place on a date selected by Tenant not later than sixty (60) days after the effective date of the Option exercise as such effective date is specified in Tenant’s notice of exercise.

(B) The Property. Specifically, and without limiting the generality of the foregoing, the property subject to the exercise of the Option to Purchase shall include the Premises, Real Property, Improvements and the Equipment, together with such lease agreements, sales and service contracts, warranties, guarantees, indemnities, and supplier and vendor contracts as are part and parcel of the Premises. These assets shall not include any accounts receivable, accrued expenses, cash or goodwill of Landlord, and Tenant shall not be obligated to assume any contracts, leases, liabilities or other obligations of Landlord other than those specifically selected and accepted by Tenant in writing or except to the extent such assets are part of the assets being purchased by Tenant.

(C) Purchase Price. The Purchase Price for Tenant’s purchase of the Premises pursuant to Tenant’s exercise of its Option to Purchase shall be the sum of (i) the value of the Real Property at the Effective Date of this Lease, which is Two Million Two Hundred Twenty Seven Thousand One Hundred Ninety Dollars and No Cents ($2,227,190.00), (ii) the hard cost of constructing the Improvements, (iii) the cost of the Equipment, (iv) all soft costs incurred in construction of the Improvements, and (v) site work. As these amounts are not known to Landlord and Tenant at the Effective Date of this Lease, these amounts, and the total Purchase Price, shall be included in the First Addendum to be executed on or about the Commencement Date. This Purchase Price shall not be adjusted during the Initial Term. If Tenant has not exercised its Option to Purchase at the end of the Initial Term, thereafter, beginning in the first Renewal Term of this Lease, the Purchase Price shall be adjusted upward annually at the rate of three percent (3%) per year over the previous year, with the first such adjustment taking effect at the beginning of year 17 of this Lease.

(D) Conveyance and Closing. At the time of closing of the Option to Purchase:

(i) Landlord shall convey to Tenant good, marketable and indefeasible title to the Premises by a Warranty Deed, in form acceptable to Tenant, free and clear of all liens, claims and encumbrances, and subject only to taxes for the year during which the closing occurs, prorated to the date of such closing date, any exceptions created or agreed to by Tenant and to the Permitted Encumbrances. At the time of closing Tenant shall be provided, at Landlord’s expense, an ALTA standard form Owner’s Policy of Title Insurance, including any endorsements required by Tenant, that are available at no additional charge to Landlord, issued by a title company reasonably acceptable to Landlord and Tenant (the “Title Company”) covering the Premises in the amount of the purchase price insuring good, marketable, and indefeasible title to the Property in favor of Tenant, free and clear of all liens and encumbrances, and subject only to the Permitted Encumbrances.

(ii) Landlord shall convey to Tenant good, marketable and indefeasible title to the Equipment by general warranty bill of sale in form satisfactory to Tenant in all respects, free and clear of all liens created by Landlord. Any local or state sales or use taxes occasioned by this sale transaction shall be allocated to and paid by the respective parties in accordance with common practice in the State of Washington for real estate transactions of this kind.

(iii) Landlord hereby covenants and agrees that at the time of closing under the Option to Purchase that it shall execute and deliver to Tenant a Warranty Deed, Bill of Sale and such additional documents of transfer and assignment as may be necessary or requested by Tenant to complete the acquisition of the Property, including without limitation the assignment of all warranties and guarantees with respect to any of the Property, and any assignments or re-registrations with regard to the USTs.

(iv) At the time of closing under the Option to Purchase, Tenant shall deliver the Purchase Price, to Landlord, for the benefit of Landlord, in cash or by wire transfer or cash equivalent. Landlord shall pay the expense of any premium for Owner’s Policy of Title Insurance (exclusive of endorsements required by Tenant, which shall be paid for by Tenant), its own attorney’s fees and all other usual and customary closing fees and recording charges will be shared equally by Landlord and Tenant as is customary in Spokane County, Washington.

(v) This Lease Agreement shall terminate at the closing of this purchase.

(E) Default. In addition to the other rights and remedies provided under the terms of this Lease, in the event either party fails to perform any of the covenants expressly set forth in this Section 21, then the non-defaulting party shall be entitled to exercise all rights and remedies available at law or in equity to enforce the terms of the Option to Purchase, including without limitation, the right to enforce specific performance. In the event such non-defaulting party retains attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party’s reasonable attorney’s fees incurred by such other party for the enforcement of the terms hereof.

ARTICLE 22

INDEMNIFICATION

SECTION 22.01 INDEMNITY.

(A) Landlord agrees to indemnify and hold Tenant and Tenant’s partners, officers, directors, shareholders, affiliates, employees, agents and employee plan fiduciaries (“Tenant Indemnitees”) harmless from any and all damages, losses, liabilities (joint or several), payments, obligations, penalties, claims, response or remediation costs, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants, consultants and other professional advisors or contractors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively “Damages”), directly or indirectly resulting from, relating to or arising out of:

(1) any breach of or inaccuracy in any representation or warranty of Landlord contained in this Lease;

(2) any breach or non-performance, partial or total, by Landlord of any covenant or agreement of Landlord (or any affiliate or subsidiary thereof) contained in this Lease; and

(3) the failure by Landlord, or the Contractor, to complete or timely complete the construction of the Improvements as set forth in Article 25 herein.

(B) Tenant shall indemnify and hold Landlord and Landlord’s officers, directors, shareholders, Affiliates, employees, and agents (“Landlord Indemnitees”) harmless from, any and all Damages resulting from or arising out of:

(1) any breach of any representation or warranty of Tenant contained in this Lease;

(2) any breach or non-performance, partial or total, of any covenant or agreement of Tenant (or any affiliate or subsidiary thereof) contained in any this Lease; and

(3) except to the extent due to the negligence or willful misconduct of Landlord, any actual or threatened violation of or non-compliance with, or remedial, removal or reclamation obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring in connection with Tenant’s ownership, use, management or lease of Premises and Equipment, after the Commencement Date and the presence of all underground or above ground storage tanks or any Materials of Environmental Concern on, in, under or affecting all or any portion of the Premises and Equipment, or any surrounding areas, and any release or threatened release of any Materials of Environmental Concern; and the storage, disposal or treatment, or transportation for storage, disposal or treatment of Materials of Environmental Concern after the Commencement Date.

As used in this Lease, (i) “Materials of Environmental Concern” shall mean any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance (x) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial, removal or reclamation obligations may be imposed, under any Environmental Laws or (y) exposure to which may pose a health or safety hazard, and (ii) “Environmental Laws” means any applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, exposure to any persons on or off the Premises to any Materials of Environmental Concern, pollution or environmental matters enacted, promulgated or in effect as of the Commencement Date.

SECTION 22.02 NOTICE AND PARTICIPATION. If a claim by a third party is made against a party indemnified pursuant to this Article 22 (“Indemnitee”), and if such Indemnitee intends to seek indemnity with respect thereto under this Article 22, the Indemnitee shall promptly, after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Lease (“Claim”), notify the party or parties from whom indemnification is sought (“Indemnitor”) of such Claim. In the event of any Claim, Indemnitor, at its option, may assume (with legal counsel acceptable to the Indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee’s Claim, and may assert any defense of Indemnitee or Indemnitor; provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee’s Claim and provided further that failure to give such notice shall not preclude Indemnitee making any Claim thereon if the failure or delay in giving such notice did not prejudice Indemnitor. In the event that Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor’s management of same with regard to the amount of Damages payable by the Indemnitor hereunder. Neither Tenant nor Landlord shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not unreasonably be withheld.

SECTION 22.03 REIMBURSEMENT. In the event that the Indemnitor shall, in accordance with the provisions of Section 22.02 above, undertake, conduct or control the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Article 22, the Indemnitee shall reimburse the Indemnitor for all reasonable costs and expenses with respect to such settlement or defense, including reasonable attorneys’ fees and disbursements, incurred prior to discovery that such Claim was not a Claim for which Indemnitor was required to indemnify Indemnitee under this Article 22.

SECTION 22.04 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the parties to this Lease and the Tenant Indemnitees and Landlord Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other person.

ARTICLE 23

ACCESS

Landlord and its agents and employees shall have the right, upon reasonable prior notice, to enter the Premises, from time to time and at all reasonable times, to examine the same, and, during the last six (6) months of the Lease Term, if the renewal option has not been exercised, to exhibit the

Premises to prospective lessees or purchasers with customary signage. In addition, during any apparent emergency, and without giving the notice provided for, Landlord or its agents may forcibly enter the Premises without liability therefor, and without in any manner affecting Tenant’s obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair in the Premises.

ARTICLE 24

MISCELLANEOUS PROVISIONS

SECTION 24.01: NOTICES. Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Tenant to:	Petro Stopping Centers, L.P.
6080 Surety Drive
El Paso, Texas 79905
Attn: Legal Department
Phone No. (915) 779-4711
Fax No. (915) 774-7366

if to Landlord:	Fairways Commercial Investments, L.L.C.
608 East Holland Avenue
Spokane, Washington 99218
Attn: Richard A. Vandervert
Phone No. 509-467-6654
Fax No. 509-467-3534

or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

SECTION 24.02: WAIVER. Any failure by either Landlord or Tenant to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Landlord’s or Tenant’s rights or remedies.

SECTION 24.03: AMENDMENT. This Lease contains the entire agreement between the parties hereto as to the subject matter hereof. No amendments, modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

SECTION 24.04: END OF TERM. Upon the expiration or termination of this Lease, Tenant shall surrender possession of the Premises in general working order and condition, except for ordinary wear and tear, damage by fire, the elements, or casualty (but only to the extent Landlord receives insurance proceeds therefor), and except for such damages or conditions not solely and directly caused by the negligence of Tenant.

SECTION 24.05: HOLDOVER. Should Tenant holdover after the expiration of the Term, such holding over shall be deemed a tenancy from month-to-month at a rental rate of one hundred twenty-five percent (125%) of the previous Term’s Rent subject to the provisions, conditions and covenants in this Lease contained, and such tenancy may be terminated upon one (1) month’s notice in writing by either party to the other.

SECTION 24.06: RIGHTS AND REMEDIES. The various rights and remedies of Landlord and Tenant reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

SECTION 24.07: SUCCESSORS AND ASSIGNS. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

SECTION 24.08: INVALIDITY OF ANY PROVISIONS. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

SECTION 24.09: CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Washington (other than the choice of law principles thereof). Venue of any action shall be in the United States District Courts in Washington.

SECTION 24.10: MISCELLANEOUS.

(A) Whenever the words “Landlord” and “Tenant” appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

(B) Wherever in this Lease reference is made to the “term hereof”, the same shall be deemed to read “as extended” so as to include the period of extensions if Tenant shall exercise its option(s) to extend.

Additionally, wherever in this Lease reference is made to the word “Term”, the same shall be deemed to read Initial Term and any exercised Renewal Term(s) so as to reference the period with which this Lease is in effect.

(C) The parties hereto agree that the law of the state in which the Premises are located will apply to any interpretation of any of the covenants and provisions of this Lease. The identity of the draftsperson of this Lease, be it Landlord or Tenant, shall not affect the interpretation of this Lease.

(D) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

(E) This Lease may be executed in multiple counterpart copies, each of which shall be deemed an original and all of which when taken together shall constitute one in the same agreement.

(F) This Lease shall be construed as if drafted by neither of the parties, it being acknowledged and agreed that the provisions contained herein have been negotiated between the parties.

(G) In the event of a dispute under this Lease, the prevailing party in any such dispute, including in any bankruptcy proceeding or any appeal, shall recover from the other party, its costs and actual attorney fees incurred in any litigation or dispute resolution process.

ARTICLE 25

CONSTRUCTION

SECTION 25.01 CONSTRUCTION BY LANDLORD. The Landlord shall, at its expense, construct the Improvements in accordance with those plans and specifications approved and accepted by Tenant from time to time in writing and made part of this Lease Agreement by reference (the “Plans and Specifications”). All such construction shall be accomplished by Landlord through the Contractor and pursuant to the Construction Contract referred to herein. The Construction Contract shall incorporate the material terms of this Article 25.

SECTION 25.02 TIME OF COMPLETION. As specified in Section 2.02(a), the Landlord shall complete construction of the Improvements by June 1, 2006, but this date shall be extended for all delays in construction from causes beyond the Landlord’s control, but in no event shall such extension exceed ninety (90) days. Construction shall be deemed to have been completed when the Landlord delivers to Tenant written notice of completion, accompanied by a copy of a certificate of occupancy applicable to the Premises issued by appropriate municipal authorities and an ALTA/ACSM as-built survey certified to Tenant, and reasonably acceptable to Tenant, and that date shall also be the Commencement Date hereunder. Tenant, in its sole discretion, may waive certain requirements of completion and accept the Premises for occupancy any time after June 1, 2006.

SECTION 25.03 FAILURE TO COMPLETE. If the construction of the Improvements is not completed as provided in Section 25.02, the Tenant, by giving written notice to Landlord with an additional fourteen (14) day period to cure said default and complete construction, may terminate this Lease, together with its obligations and liabilities hereunder.

SECTION 25.04 TENANT ACCESS. During the course of construction of the Improvements, the Tenant, its employees, agents and contractors may enter upon the Premises at all reasonable times for the purpose of inspection and for the purpose of installing any Tenant Property and otherwise making the Premises ready for Tenant’s occupancy. At any entry upon the Premises, Tenant will not unreasonably interfere with the Landlord’s construction of the Improvements or the work of the Contractor. Tenant shall bear responsibility for an entry onto the Premises during construction and the risks associated with such entry and shall hold Landlord harmless therefrom.

SECTION 25.05 REMOVAL OF CONSTRUCTION MATERIALS. Prior to the Commencement Date of this Lease, Landlord shall have removed or caused the Contractor to remove all tools, scaffolding, equipment, unused or discarded building materials, waste, debris and rubbish from the Premises.

SECTION 25.06 CHANGES TO PLANS AND SPECIFICATIONS. From time to time during the course of the construction, Landlord may propose to Tenant changes to the Plans and Specifications previously accepted by Tenant, and Tenant may accept or reject such proposed changes, in its sole discretion, and shall document such acceptance or rejection in writing. Any such accepted changes shall become part of the Plans and Specifications governing the construction of the Improvements. Landlord agrees that the Plans and Specifications shall not be altered without the affirmative, documented approval of Tenant. Also, from time to time during the course of the Construction, Tenant may modify the Plans and Specifications and Landlord shall incorporate such Tenant modifications and changes, and shall cause Contractor to incorporate such changes into the construction of the Improvements. The parties acknowledge that all material changes to the Plans and Specifications may result in changes to the Total Cost as defined herein and used as the basis for determining the Rent hereunder.

SECTION 25.07 WARRANTIES. All warranties provided by the Contractor, by any subcontractor, or arising from Equipment or the installation of such Equipment shall be passed through and assigned by the Landlord to the Tenant as of the Commencement Date, so that Tenant shall have full advantage of such warranties as if originally made in favor of Tenant.

SECTION 25.08 LIENS. Landlord warrants and agrees that all mechanics and materialmens liens, and any such similar liens or encumbrances arising out of the construction of the Improvements or the preparation of the Premises for delivery to the Tenant, shall be released and removed as liens or encumbrances against the Premises prior to the Commencement Date, unless accepted by Tenant in writing.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the Effective Date.

LANDLORD:	TENANT:

FAIRWAYS COMMERCIAL INVESTMENTS, L.L.C., a Washington limited liability company Fed. Tax ID#: 20-1027101	PETRO STOPPING CENTERS, L.P.

By:
J. A. Cardwell, Sr., Chief Executive Officer

By:
Richard A. Vandervert
Managing Member